Exhibit 4.5
to Registration Statement

REGISTRATION RIGHTS AGREEMENT

Dated as of August 26, 2002

between

CENTURYTEL, INC.

and

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
 WACHOVIA SECURITIES, INC.

Table of Contents

REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of August 26, 2002, between CENTURYTEL, INC., a Louisiana corporation (the "Company"), BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC. and WACHOVIA SECURITIES, INC. (collectively, the "Initial Purchasers").  This Agreement is made pursuant to the Purchase Agreement, dated August 20, 2002 (the "Initial Placement"), between the Company, as the issuer of the Debentures (as defined herein), and the Initial Purchasers (the "Purchase Agreement").  The Debentures are to be issued pursuant to the provisions of an Indenture dated as of March 31, 1994 and a Second Supplemental Indenture dated as of August 20, 2002 (collectively, the "Indenture"), in each case, between the Company and Regions Bank (as successor-in-interest to First American Bank and Trust of Louisiana and Regions Bank of Louisiana), as trustee (the "Trustee").  The Indenture will provide that the Debentures will be convertible into fully paid, nonassessable shares of common stock, par value $1.00 per share, of the Company on the terms, and subject to the conditions, set forth in the Indenture.  To induce the Initial Purchasers to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Holders (as defined herein).

            1.        CERTAIN DEFINITIONS.

            For purposes of this Agreement, the following terms shall have the following respective meanings:

                        (a)        "Applicable Conversion Price" means, as of any date of determination, the aggregate principal amount per $1,000 principal amount of Debentures as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Debentures are then outstanding, the Conversion Rate that would be in effect were any Debentures then outstanding.

                        (b)        "Business Day" shall have the meaning assigned such term in the Indenture.

                        (c)        "Closing Date" means the date on which the Debentures are initially issued.

                        (d)        "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

                        (e)        "Conversion Rate" shall have the meaning assigned such term in the Indenture.

                        (f)        "Debentures" means the 4.75% Convertible Senior Debentures, Series K, due 2032, issued under the Indenture and sold by the Company to the Initial Purchasers, and securities (other than the Shares) of the Company issued in exchange therefor or in lieu thereof pursuant to the Indenture.

                        (g)        "Deferral Notice" has the meaning assigned thereto in Section 3(g).

                        (h)        "Deferral Period" has the meaning assigned thereto in Section 3(g).

                        (i)        "Effective Time" means the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

                        (j)        "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                        (k)        "Holder" or "Holders" means the Initial Purchasers for so long as they own any Registrable Securities, and such of its respective successors and assigns who acquire Registrable Securities, directly or indirectly, from such person or from any successor or assign of such person, in each case for so long as such person is a registered owner of any Registrable Securities under the Indenture.

                        (l)        "Material Event" has the meaning assigned thereto in Section 3(b)(vi).

                        (m)        "Notice And Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Security Holder Notice and Questionnaire attached as Annex A hereto.

                        (n)        "Notice Holder" means, on any date, any Holder of the Registrable Securities that has delivered a completed and signed Notice and Questionnaire to the Company on or prior to such date.

                        (o)        "Notice of Transfer" shall mean a Notice of Transfer pursuant to a Shelf Registration Statement substantially in the form of Annex B attached hereto.

                        (p)        "Person" shall have the meaning assigned such term in the Indenture.

                        (q)        "Prospectus" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                        (r)        "Registrable Securities" means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) in the circumstances contemplated by Section 2(a) of this Agreement, a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such Securities shall cease to be outstanding (including, in the case of the Debentures, upon conversion into Shares).

                        (s)        "Registration Default" has the meaning assigned thereto in Section 2(c).

                        (t)        "Registration Default Damages" has the meaning assigned thereto in Section 2(c).

                        (u)        "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one firm acting as counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any registration statement pursuant to this Agreement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing such registration statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iv) any fees charged by securities rating services for rating the Securities; (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "comfort" letters required by or incident to such performance and compliance; (vi) the fees and expenses of the Trustee, and any paying agent, transfer agent, exchange agent or custodian; (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Securities on any securities exchange or exchanges; and (viii) the reasonable fees and expenses of any experts retained by the Company in connection with such registration statement.

                        (v)        "Resale Period" means the period beginning on the date the Shelf Registration Statement becomes effective and ending on the earlier of (i) the date the Shelf Registration Statement ceases to be effective or (ii) the second anniversary of the Closing Date or any later closing date for the sale of Option Securities (as defined in the Purchase Agreement).

                        (w)        "Rule 144," "Rule 405" and "Rule 415" means, in each case, such rule promulgated under the Securities Act.

                        (x)        "Securities" means, collectively, the Debentures and the Shares.

                        (y)         "Securities Act" means the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                        (z)        "Shares" means the shares of common stock of the Company, par value $1.00 per share, into which the Debentures are convertible pursuant to the Indenture or that have been issued upon any conversion of the Debentures into such common stock, including any other shares of capital stock or other securities of the Company into which such common stock may be reclassified or changed, together with any and all other securities that may from time to time be issuable upon conversion of the Debentures.

                        (aa)        "Shelf Registration" has the meaning assigned thereto in Section 2(a).

                        (bb)        "Shelf Registration Statement" has the meaning assigned thereto in Section 2(a).

                        (cc)        "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

                        (dd)        "Underwriting Majority" means on any date, Holders holding at least a majority of the aggregate principal amount of the Registrable Securities outstanding on such date; provided, that for the purpose of this definition, a holder of Shares that constitute Registrable Securities and issued upon conversion of Debentures shall be deemed to hold an aggregate principal amount of Registrable Securities (in addition to the principal amount of Debentures held by such holder) equal to the product of (x) the number of Shares that are Registrable Securities held by such holder and (y) the then Applicable Conversion Price.

                        (ee)        "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Unless the context otherwise requires, any reference herein to a "section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

            2.        REGISTRATION UNDER THE SECURITIES ACT.

                        (a)        The Company agrees to file under the Securities Act as promptly as practicable but in any event within 90 days after the Closing Date a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such registration, the "Shelf Registration" and such registration statement, the "Shelf Registration Statement").  The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective within 150 days after the Closing Date and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the time when the Debentures covered by the Shelf Registration Statement may be sold pursuant to Rule 144 (assuming that no Holder at such date or within the three-month period preceding such date was an affiliate of the Company) without any limitations under clauses (c), (e), (f) and (h) of Rule 144 or (ii) the date on which all Registrable Securities registered thereunder are disposed of in accordance with the Shelf Registration or in accordance with Rule 144.

                        (b)        Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(b) and Section 3(g) of this Agreement.  Not less than 30 calendar days prior to the date on which the Company intends in good faith to have the Shelf Registration Statement declared effective, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities.  The Company shall take action to name each Holder that is a Notice Holder as of the date that is 20 calendar days prior to the effectiveness of the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness and is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law.  After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Registrable Securities, promptly send a Notice and Questionnaire to such Holder.  From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered to the Company, and in any event within 10 Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, the Company shall use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(b)(i) upon written request; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(b)(i); provided that if such Notice and Questionnaire is delivered to the Company during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(g) of this Agreement.  Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(b) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(b).

                        (c)        If any of the following events (any such event, a "Registration Default") shall occur, then liquidated damages (the "Registration Default Damages"), consisting solely of the payments referenced below in this paragraph, shall become payable in respect of the Securities (in addition to the interest otherwise due on the Debentures and on the regular interest dates relating to the Debentures to the holder of record entitled to receive such interest payment as set forth in the Indenture) as follows:

            (i)        if the Shelf Registration Statement is not filed with the Commission within 90 days after the Closing Date, then commencing on the 91st day after the Closing Date, Registration Default Damages shall accrue on the aggregate principal amount of any outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 91st day and an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

            (ii)        if the Shelf Registration Statement is not declared effective by the Commission on or prior to the 150th day following the Closing Date, then commencing on the 151st day after the Closing Date, Registration Default Damages shall accrue on the aggregate principal amount of any outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 151st day and an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

             (iii)        if the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective (other than pursuant to Section 3(g) of this Agreement) at any time prior to the earlier of (A) the time when the Debentures covered by the Shelf Registration Statement may be sold pursuant to Rule 144 under the Securities Act (assuming that no Holder at such date or within the three-month period preceding such date was an affiliate of the Company) without any limitations under clauses (c), (e), (f) and (h) of Rule 144 or (B) the date on which all Registrable Securities registered thereunder are disposed of in accordance therewith or in accordance with Rule 144, then commencing on the day such Shelf Registration Statement ceases to be effective, Registration Default Damages shall accrue on the aggregate principal amount of any outstanding Debentures that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration ceases to be effective and an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

            (iv)        if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(g) of this Agreement, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the aggregate principal amount of any outstanding Debentures that are Registrable Securities and on the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Registration Default Damages rate on the Securities shall not exceed in the aggregate 0.50% per annum and the Company will not be required to pay Registration Default Damages for more than one Registration Default at a time; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(g) to be exceeded (in the case of clause (iv) above) (5) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or (6) upon the date on which all Registrable Securities registered under the Shelf Registration Statement are disposed of in accordance therewith or in accordance with Rule 144, Registration Default Damages on the Securities as a result of such clause, as the case may be, shall cease to accrue.  Within three Business Days of the occurrence or the termination of a Registration Default, the Company shall give the transfer and paying agent for its common stock, in the case of notice with respect to its common stock issued or issuable upon conversion of the Debentures, notice of such commencement or termination, of the obligation to pay Registration Default Damages with regard to such commencement or termination (such notice to be contained in an Officers' Certificate (as such term is used in the Indenture)), and prior to receipt of such Officers' Certificate the transfer and paying agent shall be entitled to assume that no such commencement has occurred, as the case may be.  In the same manner, the Company shall notify the Trustee in writing within three Business Days of the occurrence or the termination of a Registration Default.

                        (d)        The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof.  Each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration.

                        (e)        Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post-effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

                        (f)        Notwithstanding any other provision of this Agreement, a Holder of Registrable Securities who does not comply with the provisions of Section 2(b), if applicable, shall not be entitled to receive Registration Default Damages unless and until such Holder complies with the provisions of such section, if applicable.

            3.        REGISTRATION PROCEDURES.

            The following provisions shall apply to a Shelf Registration Statement filed pursuant to Section 2 of this Agreement:

                        (a)        At the Effective Time of the Shelf Registration Statement, the Indenture shall have been qualified under the Trust Indenture Act.

                        (b)        In connection with the Company's obligations with respect to the Shelf Registration, the Company shall:

            (i)        prepare and file with the Commission the Shelf Registration Statement with respect to the Shelf Registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, furnish to the Holders of Registrable Securities, upon written request, copies of any such Registration Statement and use its reasonable best efforts to cause such Shelf Registration Statement to become effective in accordance with Section 2(a) above;

            (ii)        prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(a) above and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Holders of the Registrable Securities, upon written request, copies of any such supplement or amendment promptly following it being used or filed with the Commission;

            (iii)        comply, as to all matters within the Company's reasonable control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Holders thereof provided for in such Shelf Registration Statement;

            (iv)        provide to any of (A) the Holders of the Registrable Securities to be included in a Shelf Registration Statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent and (E) not more than one counsel for all the Holders of such Registrable Securities who so request of the Company in writing the opportunity to participate in the preparation of such Shelf Registration Statement, upon written request, each Prospectus included therein or filed with the Commission and each amendment or supplement thereto;

            (v)        for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the period specified in Section 2(a), make reasonably available, upon request, during normal business hours by a representative of the Holders of the Registrable Securities and the other persons referred to in Section 3(b)(iv) above, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) such information is set forth in such Shelf Registration Statement or the Prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such Prospectus in order that such Shelf Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (vi)        promptly notify the selling Holders of Registrable Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in a Shelf Registration Statement or a supplement thereto, and confirm such notice in writing, (A) when such Shelf Registration Statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (D) of the occurrence of (but not the nature of or details concerning) any event or the existence of any condition or fact (a "Material Event") as a result of which such Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into such Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (E) of the determination by the Company that a post-effective amendment to such Shelf Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(g)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(g) shall apply, or (F) at any time when a Prospectus is required to be delivered under the Securities Act, that such registration statement, Prospectus, Prospectus supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act;

            (vii)    use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto at the earliest practicable date;

            (viii)        if reasonably requested in writing by any managing underwriter or underwriters, any placement or sales agent or any Holder of Registrable Securities, promptly incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount or number of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or to such underwriters; and make all required filings of such Prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (ix)        upon written request, furnish to each Holder of Registrable Securities, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(b)(iv), an executed copy (or, in the case of a Holder of Registrable Securities, a conformed copy) of the Shelf Registration Statement, each such amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of such Shelf Registration Statement (excluding exhibits thereto) and of the Prospectus included in such Shelf Registration Statement (including each preliminary Prospectus and any summary Prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act; and the Company hereby consents to the use in compliance with applicable law of such Prospectus (including any such preliminary or summary Prospectus) and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including any such preliminary Prospectus) or any supplement or amendment thereto; and

            (x)    use all reasonable efforts to (A) register or qualify the Registrable Securities to be included in the Shelf Registration Statement under such securities laws or blue sky laws of such United States jurisdictions as any Holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period such Shelf Registration Statement is required to remain effective under Section 2(a) and for so long as may be necessary to enable any such Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement but in any event not later than the date through which the Company is required to keep such Shelf Registration Statement effective pursuant to Section 2(a); provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(b)(x), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party; provided that the Company shall use its commercially reasonable efforts to obtain the necessary information from any party responsible for providing such information.

                        (c)        In the event that the Company would be required, pursuant to Section 3(b)(vi)(D), to notify the selling Holders of Registrable Securities, the placement or sales agent, if any, therefor or the managing underwriters, if any, thereof named in the Shelf Registration Statement or a supplement thereto of the existence of the circumstances described therein, the Company shall furnish to each of the selling Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a Prospectus supplemented or amended in the manner required under Section 3(f) hereof, so that, as thereafter delivered to purchasers of Registrable Securities, such Prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each selling Holder of Registrable Securities agrees that upon receipt of any notice from the Company, pursuant to Section 3(b)(vi)(D), such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received written notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration Statement may continue.

                        (d)        In addition to the information required to be provided by each selling Holder in its Notice and Questionnaire, the Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act or state securities or blue sky laws.  Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each such Holder further agrees that in the event the amount of Registrable Securities that are beneficially owned by such Holder and are registered pursuant to such Shelf Registration Statement is reduced due to a sale of such Registrable Securities under such Registration, such Holder shall deliver to the Company and the Trustee, at the time of such sale, a Notice of Transfer.

                        (e)        Until the earlier of (i) the expiration of two years after the Closing Date or (ii) such time as the Shelf Registration Statement has become or has been declared effective by the Commission, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them, except for Securities purchased by the Company or any of such affiliates and resold in a transaction registered under the Securities Act.

                        (f)        Subject to Section 3(g) hereof, upon the occurrence of a Material Event, the Company shall as promptly as practicable prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and related Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration Statement, use all commercially reasonable efforts to cause it to be declared effective by the Commission as promptly as is reasonably practicable.

                        (g)        Upon the occurrence or existence of any pending corporate development or any other Material Event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give written notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(f) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "Deferral Period") shall, without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(c) above, not exceed forty-five (45) days in any consecutive three (3) month period or ninety (90) days in any consecutive twelve (12) month period.

                        (h)        The Company shall cause all Shares issued or issuable upon conversion of the Debentures to be listed on each securities exchange or quotation system on which the Company's common stock, par value $1.00 per share, is then listed no later than the date a Shelf Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

            4.        HOLDER'S OBLIGATIONS.

            Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(b) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments and otherwise agrees to comply with Section 3(d) hereof.  Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Resale Period, to notify the Company, within 10 business days of request, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

            5.        UNDERWRITTEN OFFERINGS.

                        (a)        The Underwriting Majority may sell its Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement only with the Company's consent, which consent shall not be unreasonably withheld.

                        (b)        No holder may participate in any Underwritten Offering hereunder unless such Holder:

             (i)        agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

            (ii)        completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

                        (c)        In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be designated by the Company, subject to the consent of Holders holding at least a majority in aggregate principal amount of the Registrable Securities (calculated in accordance with Section 1(dd)) to be included in such Underwritten Offering (which shall not be unreasonably withheld or delayed); provided that such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

                        (d)        In connection with any Underwritten Offering, underwriters' counsel shall be Pillsbury Winthrop LLP or such other counsel reasonably acceptable to the Company.

            6.        REPRESENTATIONS AND WARRANTIES.

            The Company represents and warrants to, and agrees with, the Initial Purchasers and each of the other Holders from time to time of Registrable Securities that:

                        (a)        Each registration statement covering Registrable Securities and each Prospectus (including any preliminary or summary Prospectus) contained therein or furnished pursuant to Section 3(b) hereof and any further amendments or supplements to any such registration statement or Prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a Prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to Section 3(b)(vi)(D) hereof until (ii) such time as the Company furnishes an amended or supplemented Prospectus pursuant to Section 3(c) hereof or such time as the Company provides notice that offers and sales pursuant to the Shelf Registration Statement may continue, each such registration statement, and each Prospectus (including any summary Prospectus) contained therein or furnished pursuant to Section 3(b) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder of Registrable Securities expressly for use therein.

                        (b)        Any documents incorporated by reference in any Prospectus referred to in Section 6(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder of Registrable Securities expressly for use therein.

                        (c)        The consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries (as defined in the Purchase Agreement) pursuant to the terms of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the articles of incorporation or by-laws (or comparable instruments) of the Company or any of the Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is or are bound or affected, or violate or conflict with any franchise or any judgment, ruling decree, order, statute, law, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries; and no consent, approval, authorization or order of, or any filing, registration, qualification or declaration with, any court or federal, state or local governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, the qualification of the Indenture under the Trust Indenture Act and except such as may be required under state securities or blue sky laws.

                        (d)        This Agreement has been duly authorized, executed and delivered by the Company.

            7.        INDEMNIFICATION.

                        (a)        Indemnification By The Company.  The Company shall, and it hereby agrees to, indemnify and hold harmless each of the Holders of Registrable Securities included in the Shelf Registration Statement, and each person who is named in such Shelf Registration Statement or a supplement thereto as an underwriter in any offering or sale of such Registrable Securities and each person who controls any such person (each, a "Participant") against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse such Participant for any legal or other expenses reasonably incurred by them in connection with investigating or defending any action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Participant in any such case to the extent that any such loss, claim, damage, liability or action (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Participant expressly for use therein.  The foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Participant to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                      (b)        Indemnification By Participants.  The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a) hereof and to entering into any underwriting agreement with respect thereto, that it shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Company and all other holders of Registrable Securities, against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company or such other holders of Registrable Securities may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter pertaining to such Holder or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Holder shall be required to undertake liability to any person under this Section 7(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities pursuant to such registration.

                      (c)        Notices Of Claims, Etc.  Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b).  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under Section 7(a) or (b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof.  In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                      (d)         Contribution.  If for any reason the indemnification provisions contemplated by Section 7(a) or (b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and such indemnified party on the other from the Initial Placement and any sales of Registrable Securities under the Shelf Registration Statement; provided, however, that in no case shall the Initial Purchasers be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Debentures, as set forth in the Purchase Agreement.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses other than purchase discounts and commissions).  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received in connection with the Initial Placement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities registered under the Securities Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in losses, claims, damages or liabilities (or actions in respect thereof).  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party on the one hand or by such indemnified party on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such Holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders' and any underwriters' obligations in this Section 7(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

                      (e)        Obligations not limited by this provision.  The obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Participants under this section shall be in addition to any liability which the respective Participants may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

           8.        RULE 144.

           The Company covenants to the Holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), or, if it ceases to be so required to file such reports, the Company will upon the request of any Holder or beneficial owner of the Registrable Securities make publicly available the information specified in subparagraph (c)(2) of Rule 144, all to the extent required from time to time to enable a Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.  Upon the written request of any Holder of Registrable Securities in connection with that Holder's sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

           9.        MISCELLANEOUS.

                      (a)         Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 100 CenturyTel Drive, Monroe, Louisiana 71203, Attention:  Harvey P. Perry, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary; if to the Initial Purchasers, to it at the address for the Initial Purchasers set forth in the Purchase Agreement; and if to a Holder, to the address of such Holder set forth in the security register, a Notice and Questionnaire or other records of the Company or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                      (b)        Parties In Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

                      (c)        Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

                      (d)         LAW GOVERNING.  THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                      (e)        Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                      (f)        No Inconsistent Agreements.  The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                      (g)        Entire Agreement; Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of an Underwriting Majority affected by such amendment, modification, supplement, waiver or departure.  Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers and the Company.

                      (h)        Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                      (i)        Third Party Beneficiary.  Each of the Holders shall be a third party beneficiary of the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                      (j)        Securities Held By the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CenturyTel, Inc.

By:    /s/ R. Stewart Ewing, Jr.
        Name: R. Stewart Ewing, Jr.
        Title:  Executive Vice President and
                 Chief Financial Officer

Banc Of America Securities LLC
J.P. Morgan Securities Inc.
Wachovia Securities, Inc.

By:  Banc of America Securities LLC

By:     /s/ William C. Caccamise
      Name:  William C. Caccamise
      Title:     Managing Director

ANNEX A

            FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

            The undersigned beneficial holder of 4.75% Convertible Senior Debentures, Series K, due 2032 (the "debentures") of CenturyTel, Inc. (the "Company") or shares of common stock, par value $1.00 per share (the "common stock" and, together with the debentures, the "Registrable Securities"), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of August 26, 2002 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein.  The Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement.  In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below).  Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness.  Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, the Company will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full legal name of Selling Securityholder:

(b) Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for notices to Selling Securityholder:

Telephone (including area code):
Fax (including area code):
Contact Person:
3.	Beneficial ownership of Registrable Securities:
(a) Type and Principal Amount of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

4.	Beneficial ownership of the Company securities owned by the Selling Securityholder:
EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (3).
(a) Type and Amount of other Company securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such other Company securities beneficially owned:

5.	Relationship with the Company:

EXCEPT AS SET FORTH BELOW, NEITHER THE UNDERSIGNED NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR PRINCIPAL EQUITY HOLDERS (5% OR MORE) HAS HELD ANY POSITION OR OFFICE OR HAS HAD ANY OTHER MATERIAL RELATIONSHIP WITH THE COMPANY (OR ITS PREDECESSORS OR AFFILIATES) DURING THE PAST THREE YEARS.

State any exceptions here:

6.	Plan of distribution:

EXCEPT AS SET FORTH BELOW, THE UNDERSIGNED (INCLUDING ITS DONEES OR PLEDGEES) INTENDS TO DISTRIBUTE THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (3) PURSUANT TO THE SHELF REGISTRATION STATEMENT ONLY AS FOLLOWS (IF AT ALL): SUCH REGISTRABLE SECURITIES MAY BE SOLD FROM TIME TO TIME DIRECTLY BY THE UNDERSIGNED OR ALTERNATIVELY, THROUGH UNDERWRITERS, IN ACCORDANCE WITH THE REGISTRATION RIGHTS AGREEMENT, BROKER-DEALERS OR AGENTS.  IF THE REGISTRABLE SECURITIES ARE SOLD THROUGH UNDERWRITERS OR BROKER-DEALERS OR AGENTS, THE SELLING SECURITYHOLDER WILL BE RESPONSIBLE FOR UNDERWRITING DISCOUNTS OR COMMISSIONS OR AGENT'S COMMISSIONS.  SUCH REGISTRABLE SECURITIES MAY BE SOLD IN ONE OR MORE TRANSACTIONS AT FIXED PRICES, AT PREVAILING MARKET PRICES AT THE TIME OF SALE, AT VARYING PRICES DETERMINED AT THE TIME OF SALE, OR AT NEGOTIATED PRICES.  SUCH SALES MAY BE EFFECTED IN TRANSACTIONS (WHICH MAY INVOLVE BLOCK TRANSACTIONS) (I) ON ANY NATIONAL SECURITIES EXCHANGE OR QUOTATION SERVICE ON WHICH THE REGISTRABLE SECURITIES MAY BE LISTED OR QUOTED AT THE TIME OF SALE, (II) IN THE OVER-THE-COUNTER MARKET, (III) IN TRANSACTIONS OTHERWISE THAN ON SUCH EXCHANGES OR SERVICES OR IN THE OVER-THE-COUNTER MARKET OR (IV) THROUGH THE WRITING OF OPTIONS.  IN CONNECTION WITH SALES OF THE REGISTRABLE SECURITIES OR OTHERWISE, THE UNDERSIGNED MAY ENTER INTO HEDGING TRANSACTIONS WITH BROKER-DEALERS, WHICH MAY IN TURN ENGAGE IN SHORT SALES OF THE REGISTRABLE SECURITIES, SHORT AND DELIVER REGISTRABLE SECURITIES TO CLOSE OUT SUCH SHORT POSITIONS, OR LOAN OR PLEDGE REGISTRABLE SECURITIES TO BROKER-DEALERS THAT IN TURN MAY SELL SUCH SECURITIES.

State any exceptions here:

NOTE:	In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

            The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), and the provisions of the Securities Act relating to prospectus delivery in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement.  The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

            The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

            Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

            In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.  All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

            By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

            IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner:

By: Name: Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE
AND QUESTIONNAIRE TO:

CenturyTel, Inc.
100 CenturyTel Drive, Monroe, Louisiana 71203
Attention:  Secretary

ANNEX B

            NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Attention:  Trust Officer

Re:  CenturyTel, Inc. (the "Company")
4.75% Convertible Senior Debentures, Series K, due 2032

Dear Sirs:

Please be advised that __________________ has transferred $___________ aggregate principal amount of the above-referenced Debentures (or __________ shares of the Company's common stock, par value $1.00 per share, issued upon conversion of such Debentures) pursuant to an effective Registration Statement on Form S-4 (File No. 333-____) filed by the Company.

We hereby certify that the above-named beneficial owner of the Debentures (or such shares of common stock) is named as a "Selling Holder" in the Prospectus dated, _________, 20__ or in supplements thereto, and that the aggregate principal amount of the Debentures (or number of shares of such common stock) transferred are the Debentures (or such shares of common stock) listed in such Prospectus opposite such owner's name.

Dated:

Very truly yours,

(Name) By: (Authorized Signature)